Exhibit 10.2

 RESOLUTION OF THE SHAREHOLDERS

OF

SEEDO CORP.

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived, held this 24th day of June, 2020;

WHEREAS there has been presented to and considered by this meeting a Motion to elect new Directors and Board Members of the Company;

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter, and having opened the floor to all those who voice a preference in the issue, have overwhelmingly decided and RESOLVED that we have elected:

DAVID GROSSMAN as Director, and Chief Executive Officer;
DR. GIL FEILER as Director, and Chairman of the Board;
DAVID FREIDENBERG, as Board Member

The Above qualified people, having been nominated, have Accepted their positions.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated: 24th June, 2020

____________________
Zohar Levy, on behalf of the majority Shareholders